Exhibit 99.01

CONTACTS:

For Media Inquiries: Jared Tipton Cepheid Corporate Communications Tel: (408) 400 8377 communications@cepheid.com	For Investor Inquiries: Jacquie Ross, CFA Cepheid Investor Relations Tel: (408) 400 8329 investor.relations@cepheid.com

Cepheid

904 Caribbean Drive

Sunnyvale, CA 94089

Telephone: (408) 541 4191

Fax: (408) 541 4192

CEPHEID REPORTS FOURTH QUARTER AND FULL YEAR 2014 RESULTS

Fourth Quarter Commercial Clinical Up 26% Driven by 29% Growth in Xpert® Reagents

SUNNYVALE, California, January 29, 2015 – Cepheid (Nasdaq: CPHD) today reported revenue for the fourth quarter of 2014 of $131.5 million. Net loss was $23.8 million, or $(0.34) per share, which compares to revenue of $113.3 million and net loss of $10.3 million, or $(0.15) per share, in the fourth quarter of 2013. 2014 fourth quarter net loss included a legal contingency charge of $20 million, or $(0.28) per share.

Excluding stock compensation expenses, a legal contingency charge, amortization of debt discount and transaction costs, and amortization of purchased intangible assets, non-GAAP net income for the fourth quarter of 2014 was $7.8 million, or $0.11 per share. This compares to non-GAAP net income of $2.3 million, or $0.03 per share, for the fourth quarter of 2013, which excluded stock compensation expenses, a restructuring charge (including impairment of certain assets), and amortization of purchased intangible assets.

Fiscal 2014 Overview

For the year ended December 31, 2014, Cepheid reported revenue of $470.1 million which compares to revenue of $401.3 million in 2013. Net loss for the year was $50.1 million, or $(0.72) per share, which compares to net loss of $18.0 million, or $(0.27) per share, in 2013. 2014 full year net loss included a legal contingency charge of $20 million, or $(0.29) per share.

Excluding stock compensation expenses, a legal contingency charge, amortization of debt discount and transaction costs, and amortization of purchased intangible assets, non-GAAP net income for the full year 2014 was $14.2 million, or $0.19 per share. This compares to a non-GAAP net income of $17.9 million, or $0.26 per share, for the full year 2013, which excluded stock compensation expenses, a restructuring charge (including impairment of certain assets), and amortization of purchased intangible assets.

“2014 was a very strong year for Cepheid, marked by record revenue, record GeneXpert® System placements, and a record number of additions to our Xpert test menu, in addition to solid progress in further improving our gross margin,” said John Bishop, Cepheid’s Chairman and Chief Executive Officer. “While we are targeting Commercial Clinical growth of 20% or higher in 2015, we continue to invest strategically and aggressively in further test menu expansion, geographic expansion, and market segment expansion, which we believe sets the stage for a prolonged period of growth ahead for Cepheid.”

Operational Overview

•	Fourth quarter of 2014 total Clinical sales of $122.2 million grew 21% from $101.0 million in the fourth quarter of 2013. For the year ended December 31, 2014, total Clinical sales of $441.1 million grew 23% from $359.9 million in 2013.

•	By industry, sales were, in millions:

	Three Months Ended December 31,			Full Year Ended December 31,
	2014	2013	Change	2014	2013	Change

Clinical Systems	$22.1	$20.2	9%	$84.7	$67.0	26%
Clinical Reagents	100.1	80.8	24%	356.4	292.9	22%

Total Clinical	122.2	101.0	21%	441.1	359.9	23%
Non-Clinical	9.3	12.3	–24%	29.0	41.4	–30%

Total Sales	$131.5	$113.3	16%	$470.1	$401.3	17%

•	By geography, sales were, in millions:

	Three Months Ended December 31,			Full Year Ended December 31,
	2014	2013	Change	2014	2013	Change
North America
Clinical	$71.2	$58.6	21%	$247.1	$212.4	16%
Other	8.5	11.1	–23%	24.9	37.0	–33%

Total North America	79.7	69.7	14%	272.0	249.4	9%

International
Clinical	51.0	42.4	20%	194.0	147.5	31%
Other	0.8	1.2	–33%	4.1	4.4	–6%

Total International	51.8	43.6	19%	198.1	151.9	30%

Total Sales	$131.5	$113.3	16%	$470.1	$401.3	17%

•	Commercial Clinical sales were $104.8 million in the fourth quarter of 2014 and $356.0 million for the full year 2014. Sales to High Burden Developing Countries (HBDC) in the fourth quarter of 2014 were $17.4 million and $85.1 million for the full year 2014.

•	During the fourth quarter of 2014, Cepheid placed a total of 261 GeneXpert systems in its commercial Clinical business. Additionally, Cepheid placed a total of 211 GeneXpert systems as part of its High Burden Developing Country (HBDC) program. For the year ended December 31, 2014, Cepheid placed a total of 773 GeneXpert systems in its commercial Clinical business and an additional 1,743 GeneXpert systems as part of its HBDC program. As of December 31, 2014, a cumulative total of 8,025 GeneXpert systems have been placed worldwide.

•	GAAP gross margin on sales was 54% and non-GAAP gross margin on sales was 56% in the fourth quarter of 2014, which compares to 47% and 50%, respectively, in the fourth quarter of 2013. GAAP gross margin on sales was 51% and non-GAAP gross margin on sales was 52% for the full year 2014, which compares to 48% and 50%, respectively, for the full year 2013.

•	Cash, cash equivalents and investments were $373.1 million as of December 31, 2014.

•	DSO was 48 days.

Business Outlook

For the fiscal year ending December 31, 2015, the Company expects:

•	Total revenue to be in the range of $538 to $553 million;

•	Net loss in the range of $(0.55) to $(0.51) per share;

•	Non-GAAP net income in the range of $0.19 to $0.23 per share.

Expected non-GAAP net income excludes approximately $37 million related to stock compensation expense, approximately $10 million related to the amortization of debt discount and transaction costs, and approximately $6 million related to the amortization of purchased intangible assets. The fully diluted share count for the year is expected to be approximately 71 million in the case of a net loss, and approximately 74 million shares in the case of net income.

The following table reconciles net income (loss) per share to the non-GAAP net income per share range:

	Guidance Range for Year Ending December 31, 2015
	Low	High
Net Income (Loss) Per Share	$(0.55)	$(0.51)
Stock-Based Compensation Expense	0.52	0.52
Amortization of Debt Discount and Transaction Costs	0.14	0.14
Amortization of Purchased Intangible Assets	0.08	0.08

Non-GAAP Measure of Net Income Per Share	$0.19	$0.23

Accessing Cepheid’s Fourth Quarter and Full Year 2014 Results Conference Call

The Company will host a management presentation at 2 p.m. Pacific Time on Thursday, January 29, 2015, to discuss the results. To access the live webcast, please visit Cepheid’s website at http://ir.cepheid.com at least 15 minutes before the scheduled start time to download any necessary audio or plug-in software. A replay of the webcast will be available shortly following the call and will remain available for at least 90 days.

About Cepheid

Based in Sunnyvale, Calif., Cepheid (Nasdaq: CPHD) is a leading molecular diagnostics company that is dedicated to improving healthcare by developing, manufacturing, and marketing accurate yet easy-to-use molecular systems and tests. By automating highly complex and time-consuming manual procedures, the Company’s solutions deliver a better way for institutions of any size to perform sophisticated genetic testing for organisms and genetic-based diseases. Through its strong molecular biology capabilities, the Company is focusing on those applications where accurate, rapid, and actionable test results are needed most, such as managing infectious diseases and cancer. For more information, visit http://www.cepheid.com.

Use of Non-GAAP Measures

The Company has supplemented its reported GAAP financial information with non-GAAP measures that do not include stock-based compensation expense, a legal contingency charge, amortization of purchased intangible assets, amortization of debt discount and transaction costs, and a restructuring charge in the quarter ended December 31, 2013. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with U.S. GAAP. The Company’s management uses the non-GAAP information internally to evaluate its ongoing business, continuing operational performance and cash requirements, and believes these non-GAAP measures are useful to investors as they provide a basis for evaluating the Company’s cash requirements and additional insight into the underlying operating results and the Company’s ongoing performance in the ordinary course of its operations.

These non-GAAP measures may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. The Company believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with its results of operations as determined in accordance with U.S. GAAP and that these measures should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures.

As described above, the Company excludes the following items from one or more of its non-GAAP measures when applicable:

Stock-based Compensation Expense. This consists primarily of expenses for stock options and restricted stock under ASC 718 (formerly SFAS 123(R)). The Company excludes stock-based compensation expense from its non-GAAP measures primarily because it is a non-cash expense that the Company does not believe is reflective of ongoing operating results in the period incurred. Further, as the Company applies ASC 718, it believes that it is useful to investors to understand the impact of the application of ASC 718 on its results of operations.

Legal Contingency. In the fourth quarter of 2014, the Company recorded a charge for an estimated loss related to ongoing legal proceedings. The Company excluded this item as it believes it is not reflective of ongoing operating results in the period incurred.

Amortization of Debt Discount and Transaction Costs. The Company incurs amortization of debt discount and transaction costs in connection with the Convertible Senior Notes issued in February 2014. The Company excludes these amounts because these expenses are not reflective of ongoing operating results in the period incurred. These amounts arise from the Company’s issuance of debt and have no direct correlation to the operation of the Company’s business.

Amortization of Purchased Intangible Assets. The Company incurs amortization of purchased intangible assets in connection with acquisitions. The Company excludes these amounts because these expenses are not reflective of ongoing operating results in the period incurred. These amounts arise from the Company’s prior acquisitions and have no direct correlation to the operation of the Company’s business.

Restructuring. The Company excluded a restructuring charge and impairment of certain assets totaling $4.4 million in the fourth quarter of 2013. In connection with the Company’s preparation of its annual operating plan, whereby the Company routinely assesses its investments to align its operations with its highest potential opportunities, the Company terminated a small international research team, eliminated a non-GeneXpert clinical product line acquired in a 2007 acquisition, including the impairment of an intangible asset of approximately $1.1 million and the write-down of approximately $0.3 million of inventory, and wrote-off certain manufacturing capital assets totaling approximately $1.3 million that management concluded will not be utilized and therefore have no future realizable value. The Company excluded this item as it believes it was non-recurring in nature, and does not have a direct impact on the operation of the Company’s core business.

Forward-Looking Statements

This press release contains forward-looking statements that are not purely historical regarding Cepheid’s or its management’s intentions, beliefs, expectations and strategies for the future, including those relating to the scale and sustainability of future growth, future revenues and future net loss/income and profitability, including on a non-GAAP basis, strategic investments, the breadth and speed of test menu expansion, geographic expansion and market segment expansion. Because such statements deal with future events, they are subject to various risks and uncertainties, and actual results could differ materially from the Company’s current expectations. Factors that could cause actual results to differ materially include risks and uncertainties such as those relating to: long sales cycles and variability in systems placements and reagent pull-through in the Company’s HBDC program; our success in increasing commercial and HBDC sales and the effectiveness of our sales personnel; the relative mix of commercial and HBDC sales; the performance and market acceptance of new products; sufficient customer demand, customer confidence in product availability and available customer budgets for our customers; our ability to develop new products and complete clinical trials successfully in a timely manner for new products; uncertainties related to the FDA regulatory and international regulatory processes; the level of testing at clinical customer sites, including for Healthcare Associated Infections (HAIs); the Company’s ability to successfully introduce and sell products in clinical markets other than HAIs; the rate of environmental biothreat testing conducted by the USPS, which will affect the amount of consumable products sold to the USPS; unforeseen supply, development and manufacturing problems; our ability to manage our inventory levels; our ability to successfully complete and bring on additional manufacturing lines; the potential need for additional intellectual property licenses for tests and other products and the terms of such licenses; the Company’s reliance on distributors in some regions to market, sell and support its products; the occurrence of unforeseen expenditures, acquisitions or other transactions; costs associated with litigation; the impact of competitive products and pricing; the Company’s ability to manage geographically-dispersed operations; and underlying market conditions worldwide. Readers should also refer to the section entitled “Risk Factors” in Cepheid’s Annual Report on Form 10-K, its most recent Quarterly Report on Form 10-Q, and its other reports filed with the Securities and Exchange Commission.

All forward-looking statements and reasons why results might differ included in this release are made as of the date of this press release, based on information currently available to Cepheid, and Cepheid assumes no obligation to update any such forward-looking statement or reasons why results might differ.

FINANCIAL TABLES FOLLOW

CEPHEID

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2014	2013	2014	2013

Revenues:
System and other sales	$24,177	$22,263	$90,849	$76,763
Reagent and disposable sales	107,345	90,998	379,292	324,529

Total sales	131,522	113,261	470,141	401,292
Costs and operating expenses:
Cost of sales	59,885	60,483	229,327	207,933
Collaboration profit sharing	1,923	2,567	5,154	7,512
Research and development	27,572	25,340	96,851	80,197
Sales and marketing	26,975	21,922	97,848	79,941
General and administrative	13,971	12,854	55,047	41,719
Legal contingencies and settlements	20,000	—	20,000	—

Total costs and operating expenses	150,326	123,166	504,227	417,302

Loss from operations	(18,804)	(9,905)	(34,086)	(16,010)
Other expense, net	(4,272)	(264)	(13,506)	(807)

Loss before income taxes	(23,076)	(10,169)	(47,592)	(16,817)

Provision for income taxes	(692)	(148)	(2,557)	(1,148)

Net loss	$(23,768)	$(10,317)	$(50,149)	$(17,965)

Basic net loss per share	$(0.34)	$(0.15)	$(0.72)	$(0.27)

Diluted net loss per share	$(0.34)	$(0.15)	$(0.72)	$(0.27)

Shares used in computing basic net loss per share	70,689	68,230	70,069	67,485

Shares used in computing diluted net loss per share	70,689	68,230	70,069	67,485

CEPHEID

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	December 31, 2014	December 31, 2013

ASSETS
Current assets:
Cash and cash equivalents	$96,663	$66,072
Short-term investments	196,729	8,837
Accounts receivable, net	68,809	52,202
Inventory	132,635	103,866
Prepaid expenses and other current assets	24,274	13,037

Total current assets	519,110	244,014
Property and equipment, net	115,765	84,886
Investments	79,731	9,820
Other non-current assets	7,847	958
Intangible assets, net	31,440	15,245
Goodwill	39,681	39,681

Total assets	$793,574	$394,604

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$50,435	$52,609
Accrued compensation	33,760	22,009
Accrued royalties	5,443	5,245
Accrued and other liabilities	34,761	7,440
Current portion of deferred revenue	13,447	8,183

Total current liabilities	137,846	95,486
Long-term portion of deferred revenue	4,532	3,424
Convertible senior notes, net	278,213	—
Other liabilities	18,768	10,454

Total liabilities	439,359	109,364

Shareholders’ equity:
Common stock	422,151	383,379
Additional paid-in capital	225,529	145,900
Accumulated other comprehensive income (loss)	247	(476)
Accumulated deficit	(293,712)	(243,563)

Total shareholders’ equity	354,215	285,240

Total liabilities and shareholders’ equity	$793,574	$394,604

CEPHEID

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Years Ended December 31,
	2014	2013
Cash flows from operating activities:
Net loss	$(50,149)	$(17,965)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization of property and equipment	21,604	17,769
Amortization of intangible assets	4,739	5,418
Unrealized foreign exchange differences	1,836	419
Amortization of debt discount and transaction costs	8,600	—
Impairment of acquired intangible assets, licenses, property and equipment	—	2,855
Stock-based compensation expense	32,207	27,635
Excess tax benefits from stock-based compensation	(66)
Changes in operating assets and liabilities:
Accounts receivable	(16,606)	(6,960)
Inventory	(29,346)	(32,638)
Prepaid expenses and other current assets	(5,184)	(5,263)
Other non-current assets	(2)	150
Accounts payable and other current and non-current liabilities	3,438	17,334
Accrued expense for estimated legal contingency	20,000	—
Accrued compensation	11,751	5,421
Deferred revenue	6,372	837

Net cash provided by operating activities	9,194	15,012

Cash flows from investing activities:
Capital expenditures	(46,979)	(47,526)
Payments for technology licenses	—	(1,125)
Cost of acquisitions, net	(18,000)	(3,669)
Proceeds from sales of marketable securities and investments	115,881	2,503
Proceeds from maturities of marketable securities and investments	102,733	1,347
Purchases of marketable securities and investments	(477,485)	(22,511)
Transfer to restricted cash	(1,875)	—

Net cash used in investing activities	(325,725)	(70,981)

Cash flows from financing activities:
Net proceeds from the issuance of common shares and exercise of stock options	38,615	27,512
Excess tax benefits from stock-based compensation	66	—
Proceeds from borrowings of convertible senior notes, net of issuance costs	335,789	—
Purchase of convertible note capped call hedge	(25,082)	—
Principal payments of notes payable	(180)	(874)

Net cash provided by financing activities	349,208	26,638

Effect of foreign exchange rate change on cash and cash equivalents	(2,086)	(376)

Net increase (decrease) in cash and cash equivalents	30,591	(29,707)
Cash and cash equivalents at beginning of period	66,072	95,779

Cash and cash equivalents at end of period	$96,663	$66,072

CEPHEID

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(in thousands, except per share data)

(unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2014	2013	2014	2013
Cost of sales	$59,885	$60,483	$229,327	$207,933
Stock-based compensation expense	(796)	(1,084)	(4,087)	(2,927)
Restructuring charge including impairment of intangibles	—	(2,651)	—	(2,651)
Amortization of purchased intangible assets	(1,157)	(345)	(1,826)	(2,349)

Non-GAAP measure of cost of sales	$57,932	$56,403	$223,414	$200,006

Gross margin on sales per GAAP	54%	47%	51%	48%
Gross margin on sales per Non-GAAP	56%	50%	52%	50%

Operating expenses	$88,518	$60,116	$269,746	$201,857
Stock-based compensation expense	(6,756)	(6,534)	(28,120)	(24,708)
Restructuring charge including impairment of intangibles	—	(1,783)	—	(1,783)
Legal contingencies and settlements	(20,000)	—	(20,000)	—
Amortization of purchased intangible assets	(435)	(458)	(1,731)	(1,715)

Non-GAAP measure of operating expenses	$61,327	$51,341	$219,895	$173,651

Loss from operations	$(18,804)	$(9,905)	$(34,086)	$(16,010)
Stock-based compensation expense	7,552	7,618	32,207	27,635
Restructuring charge including impairment of intangibles	—	4,434	—	4,434
Legal contingencies and settlements	20,000	—	20,000	—
Amortization of purchased intangible assets	1,592	803	3,557	4,064

Non-GAAP measure of income from operations	$10,340	$2,950	$21,678	$20,123

Net loss	$(23,768)	$(10,317)	$(50,149)	$(17,965)
Stock-based compensation expense	7,552	7,618	32,207	27,635
Restructuring charge including impairment of intangibles	—	4,201	—	4,201
Legal contingencies and settlements	20,000	—	20,000	—
Amortization of debt discount and transaction cost	2,453	—	8,600	—
Amortization of purchased intangible assets	1,592	803	3,557	4,064

Non-GAAP measure of net income	$7,829	$2,305	$14,215	$17,935

Basic net loss per share	$(0.34)	$(0.15)	$(0.72)	$(0.27)
Stock-based compensation expense	0.11	0.11	0.46	0.41
Restructuring charge including impairment of intangibles	—	0.06	—	0.07
Legal contingencies and settlements	0.28	—	0.29	—
Amortization of debt discount and transaction cost	0.04	—	0.12	—
Amortization of purchased intangible assets	0.02	0.01	0.05	0.06

Non-GAAP measure of net income per share	$0.11	$0.03	$0.20	$0.27

Diluted net loss per share	$(0.34)	$(0.15)	$(0.72)	$(0.27)
Stock-based compensation expense	0.11	0.11	0.45	0.41
Restructuring charge including impairment of intangibles	—	0.06	—	0.06
Legal contingencies and settlements	0.28	—	0.28	—
Amortization of debt discount and transaction cost	0.04	—	0.13	—
Amortization of purchased intangible assets	0.02	0.01	0.05	0.06

Non-GAAP measure of net income per share	$0.11	$0.03	$0.19	$0.26

Shares used in computing basic net income (loss) per share	70,689	68,230	70,069	67,485

Shares used in computing diluted net income (loss) per share	73,469	70,644	72,901	69,928